UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2012

Dr. Tattoff, Inc.
 (Exact name of registrant as specified in charter)

Florida	000-52836	20-0594204
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Wilshire Boulevard, Suite 105
Beverly Hills, California, 90211
 (Address of principal executive offices / Zip Code)

(310) 659-5101
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On June 25, 2012, Dr. Tattoff, Inc. (the “Company”) filed with the Florida Department of State Articles of Amendment to increase the number of shares of the Company’s common stock authorized for issuance from 25,714,286 shares to 75,000,000 shares.  The effective date of the increase to the authorized common stock is June 25, 2012.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

     On May 7, 2012, the Company filed with the Securities and Exchange Commission a Definitive Schedule 14A Consent Solicitation Statement (the "Statement") and thereafter mailed the Statement to its shareholders of record as of April 30, 2012, soliciting their consent to the Articles of Amendment discussed in Item 5.03 above. As of June 19, 2012, the Company had received the written consent of 62% of its shareholders of record, which represented more than a majority of the voting power of its outstanding common stock as was required to approve the Articles of Amendment.

     The voting results for the proposal are as follows: FOR: 9,517,551; AGAINST: 663,131; ABSTAIN: 35,715.

Item 9.01.    Financial Statements and Exhibits.

    (d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment to the Articles of Incorporation of Dr. Tattoff, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DR. TATTOFF, INC.
(Registrant)

Dated: June 26, 2012	By:	/s/ John Keefe
John Keefe
Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment to the Articles of Incorporation of Dr. Tattoff, Inc.